EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in post-effective Amendment No. 1 to Registration Statement No. 33-7053 on Form S-8, in Registration Statement Nos. 33-44700, 333-44024 and 333-46218 on Form S-8 of our report dated December 15, 2005, appearing in the Annual Report on Form 10-K of Archon Corporation for the year ended September 30, 2005.

Las Vegas, NV

January 6, 2006

/s/ Ernst & Young, LLP